SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

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                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  October 23, 1996


                           ESQUIRE COMMUNICATIONS LTD.
               (Exact name of registrant as specified in charter)



    DELAWARE               1-11782                 13-3703760
(State or other          (Commission             (IRS Employer
 jurisdiction of         File Number)            Identification
 incorporation)                                  No.)


216 EAST 45TH STREET, NEW YORK, NY                  10017
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (212) 687-8010


342 MADISON AVENUE, NEW YORK, NY  10173
(Former name or former address, if changed since last report)

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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Effective October 23, 1996, Esquire Communications Ltd. (the "Company") engaged KPMG Peat Marwick LLP as its independent accountants to audit its financial statements in place of Freed Maxick Sachs & Murphy, P.C. (the "Former Accountants").

     The decision to change accountants was approved by the Board of Directors and the Audit Committee of the Company and was the result of the Company's belief that due to its increasing size and nationwide scope of operations, it needed a "Big 6" accounting firm with nationwide operations to audit its financial statements.

     The Former Accountants' report on the financial statements of the Company for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements of the type described in paragraph (a)(i)(iv) of Item 304 of Regulation S-K or any reportable event as described in paragraph (a)(1)(v), paragraph (a)(2) or paragraph (b) of Item 304 of Regulation S-K.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

EXHIBITS

  16              Letter from Freed Maxick Sachs & Murphy, P.C.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         ESQUIRE COMMUNICATIONS LTD.


Dated:  October 29, 1996                 By:/S/ VASAN THATHAM
                                                Vasan Thatham
                                                Chief Financial Officer

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                                  EXHIBIT INDEX


EXHIBIT                    DESCRIPTION                         PAGE NO.

  16                Letter from Freed Maxick
                    Sachs & Murphy, P.C.

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